EXHIBIT 99.1

AV HOMES, INC. ANNOUNCES EXCHANGE TRANSACTION
IN CONNECTION WITH ITS 7.50% SENIOR CONVERTIBLE NOTES DUE 2016

KISSIMMEE, Fla., July 19, 2012 (GLOBE NEWSWIRE) -- AV Homes, Inc. (Nasdaq:AVHI), a developer and builder of active adult and conventional home communities in Arizona and Florida, announced today that the Company has entered into a series of separate, privately-negotiated exchange agreements under which it will retire $37.5 million in aggregate principal amount of the Company’s outstanding 7.50% Senior Convertible Notes due 2016, issued on February 4, 2011 (“Original Notes”), in exchange for its issuance of $37.5 million in aggregate principal of new 7.50% Senior Exchange Convertible Notes due 2016 (“New Notes”). Following these transactions, $62.5 million in aggregate principal amount of the Original Notes will remain outstanding.

The New Notes mature on February 15, 2016 and will pay interest semiannually at a rate of 7.50% per year. The New Notes have an initial conversion rate of 55.5555 shares of common stock per $1,000 original principal amount of notes (equivalent to a conversion price of approximately $18.00 per share), subject to adjustment in certain events. The initial conversion price represents a 23.6% premium over the closing sale price of AV Homes’ common stock on July 19, 2012.  Unlike the Original Notes, the New Notes do not provide that the holder may require the Company to repurchase them on February 15, 2014.  The cancellation of the existing put right extends the effective maturity date of the New Notes to February 15, 2016.

Shares of the Company’s common stock, into which the New Notes are convertible, have been reserved for issuance by the Company. The Company has the right to redeem the New Notes beginning February 15, 2015.  Prior to that date, the New Notes are redeemable, on one occasion only, upon the occurrence of certain events.  The Company has a right, but not an obligation to require holders to convert their New Notes in whole or in part if the closing price of the common stock equals or exceeds 130% of the conversion price then in effect for a specified period.

No Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted at its active adult communities of Solivita near Orlando, Florida and CantaMia near Phoenix, Arizona. The company also builds communities for people of all ages in the Orlando and Phoenix areas under its Joseph Carl Homes brand. AV Homes' common shares trade on NASDAQ under the symbol AVHI.

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements.  Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include those set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. At least 80% of active adult homes are intended for occupancy by at least one person 55 years or older. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

CONTACT: Media Contact: Ken Plonski
863-427-7126
k.plonski@avhomesinc.com